Exhibit 99.1

Vireo Growth Inc. to Acquire Certain Assets of The Cannabist Company Holdings Inc.

Enters definitive agreement that expands its operations in one market and enters four additional states

MINNEAPOLIS, Minnesota, July 20, 2026 -- Vireo Growth Inc. (CSE: VREO) (OTCQX: VREOF) (“Vireo” or the “Company”), through its subsidiary, Vireo Health of Arcadia, LLC (“Buyer”), and The Cannabist Company Holdings Inc. (“Cannabist”), today announced that they have entered into a definitive purchase agreement pursuant to which the Buyer will acquire certain cannabis cultivation, manufacturing and retail operations from subsidiaries of Cannabist across five markets: Colorado, Illinois, Massachusetts, New Jersey, and West Virginia (the “Transaction”).

Total consideration for the Transaction, subject to certain regulatory approvals, will be up to US$35 million, comprised of up to US$18.75 million in cash payable at closing and up to US$16.25 million in seller notes. Total consideration payable in the Transaction will be subject to customary adjustments based on target levels of cash, indebtedness, tax liabilities, working capital adjustments, as well as certain other items. Completion of the Transaction is expected to occur in stages through calendar year 2026 and into calendar year 2027, subject to certain regulatory approvals.

The Transaction represents the latest step in Vireo’s ongoing strategic expansion initiative and is expected to further strengthen the Company’s footprint in several attractive, limited-license cannabis markets.

Upon closing each market, Vireo will deepen its presence in Colorado with eight dispensaries and enter four new state markets. In total, the Transaction is expected to add up to 25 dispensaries, one cultivation and one production asset, bringing Vireo’s pro forma retail footprint to approximately 230 dispensaries, including previously announced acquisitions pending closing. This Transaction would position Vireo as a top-tier cannabis operator with operations across 15 states, and the second largest dispensary network in the country.

The Transaction is subject to customary closing conditions and regulatory approvals in each market. Upon closing, Vireo expects to integrate the acquired operations into its existing platform while maintaining a focus on operational efficiency, product quality and customer experience. The Company noted additional divestitures could follow the closing depending on regulatory review and as part of ongoing portfolio optimization efforts.

Cannabist Strategic Review Process, CCAA Proceedings, and Chapter 15 Proceedings

As Cannabist previously announced, on March 24, 2026, Cannabist commenced CCAA proceedings before the Ontario Superior Court of Justice (Commercial List) (the “Canadian Court,” and such proceedings, the “CCAA Proceedings”) and entered into a previously announced strategic review process initiated by a special committee of Cannabist’s board of directors comprised of independent directors (the “Special Committee”). With support from external financial and legal advisors, the Special Committee thoroughly evaluated a range of options including potential asset sales, mergers, or other strategic and financial transactions in light of persistent operational and financial challenges facing both Cannabist and the broader industry. Cannabist previously announced it had entered into a non-binding memorandum of understanding agreement for the sale of certain equity interests in and assets of subsidiaries in the Colorado, Illinois, New Jersey, West Virginia and Massachusetts markets on March 24, 2026.

In addition, on March 25, 2026, Cannabist commenced proceedings under chapter 15 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “U.S. Bankruptcy Court”) seeking recognition of the CCAA Proceeding. On May 9, 2026, Cannabist obtained recognition of the CCAA Proceeding from the U.S. Bankruptcy Court.

Management Commentary

“The acquisition of select Cannabist assets meaningfully expands our operational footprint, strengthens our vertically integrated platform, and adds a highly experienced team along with operations in new markets for Vireo,” stated Vireo Chief Executive Officer, John Mazarakis. “This transaction reflects our disciplined and strategic approach to industry consolidation as we continue building one of the most capital efficient, vertically integrated cannabis platforms in the United States.”

“We are proud of the team and operations we have built across these markets, and we believe these transactions position those assets for continued growth and long-term success through Vireo’s platform,” said The Cannabist Company Chief Executive Officer, David Hart.

Approvals and Recommendation

The Transaction was unanimously approved by the Special Committee. Completion of the Transaction is subject to, among other things, the granting of a sale approval and vesting order by the Canadian Court under the CCAA and receipt of applicable cannabis regulatory approvals in each market. The board of directors of Vireo has also unanimously approved the Transaction.

Legal and Financial Advisors and Chief Restructuring Officer

Stikeman Elliott LLP is acting as Canadian counsel to Cannabist, while Weil, Gotshal & Manges LLP serves as U.S. counsel to Cannabist in respect of the Transaction and Chapter 15 Proceedings and Foley Hoag LLP serves as U.S. regulatory counsel to Cannabist. Moelis & Company LLC acts as investment banker and financial advisor to Cannabist. SierraConstellation Partners LLC is the Chief Restructuring Officer of Cannabist.

DLA Piper (Canada) LLP is acting as Canadian legal counsel, Eversheds Sutherland (US) LLP is acting as United States legal counsel, and Troutman Pepper Locke LLP is acting as U.S. securities counsel to Vireo.

About The Cannabist Company (f/k/a Columbia Care)

The Cannabist Company formerly known as Columbia Care, owns subsidiaries that are cultivators, manufacturers and providers of cannabis products and related services. The Cannabist Company’s subsidiaries operate dispensaries and cultivation and manufacturing facilities, including those facilities subject to pending sale or wind-down. Founded as Columbia Care, with a focus on medical applications of cannabis and emphasis on institutional research and clinical outcomes, The Cannabist Company is one of the original multi-state providers of cannabis in the U.S. and now delivers products and services to both the medical and adult-use markets. In 2021, in response to the proliferation of adult use markets, The Cannabist Company launched Cannabist, its retail brand, creating a national dispensary network through its subsidiaries. The Cannabist Company’s subsidiaries offer products spanning flower, edibles, oils and tablets, and manufacture popular brands including dreamt, Seed & Strain, Triple Seven, Hedy, gLeaf, Classix, Press, and Amber. For more information, please visit www.cannabistcompany.com.

About Vireo Growth Inc.

Vireo Growth Inc. (CSE: VREO; OTCQX: VREOF) is a leading vertically integrated cannabis company building a broad platform across cannabis and adjacent agricultural markets. The Company operates cultivation, manufacturing, retail dispensaries, home delivery, distribution, and agricultural supply businesses across the United States, creating exposure to both cannabis and complementary adjacent markets. With operations in 10 states and more than 170 dispensaries nationwide, Vireo combines disciplined capital allocation, strategic acquisitions, and local market execution to scale its platform and drive long-term shareholder value. The Company is focused on expanding market share and strengthening its portfolio of consumer brands and services, while supporting the customers, employees, shareholders, and communities it serves. For more information about Vireo, visit www.vireogrowth.com.

Forward-Looking Information

This press release contains “forward-looking information” within the meaning of applicable United States and Canadian securities legislation. To the extent any forward-looking information in this press release constitutes “financial outlooks” within the meaning of applicable United States or Canadian securities laws, this information is being provided as preliminary financial results; the reader is cautioned that this information may not be appropriate for any other purpose and the reader should not place undue reliance on such financial outlooks. Forward-looking information contained in this press release may be identified by the use of words such as “should,” “believe,” “estimate,” “would,” “looking forward,” “may,” “continue,” “expect,” “expected,” “will,” “likely,” “subject to,” and variations of such words and phrases, or any statements or clauses containing verbs in any future tense and includes statements regarding (i) Vireo’s and Cannabist’s future product portfolios and their respective plans related thereto; (ii) future growth opportunities for Vireo and Cannabist; (iii) Vireo’s enhanced performance over the combined footprint with Cannabist and plans for the acquired operations; (iv) Vireo’s plans to build a scaled retail presence in Colorado, New Jersey, Massachusetts, Illinois or West Virginia; (v) Vireo’s and Cannabist’s respective strategies, plans and commitments; (vi) the closing of the Transaction, including the expected timing thereof; and (vii) other statements that are not historical facts. These statements should not be read as guarantees of future performance or results. Forward-looking information includes both known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Vireo, Cannabist or their respective subsidiaries to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements or information contained in this press release. Forward-looking information is based upon a number of estimates and assumptions of management, believed but not certain to be reasonable, in light of each party’s management’s experience and perception of trends, current conditions, and expected developments, as well as other factors relevant in the circumstances, including assumptions in respect of current and future market conditions, the current and future regulatory environment, and the availability of licenses, approvals and permits.

Although Vireo and Cannabist believe that the expectations and assumptions on which such forward-looking information is based are reasonable, the reader should not place undue reliance on the forward-looking information because neither Vireo nor Cannabist can give assurance that they will prove to be correct. Actual results and developments may differ materially from those contemplated by these statements. Forward-looking information is subject to a variety of risks and uncertainties that could cause actual events or results to differ materially from those projected in the forward-looking information. Such risks and uncertainties include, but are not limited to, in the case of each party: risks involved with the adverse impact of the Transaction on Vireo’s or Cannabist’s respective businesses, financial conditions, and results of operations; Vireo’s and Cannabist’s ability to maintain relationships with suppliers, customers, employees and other third parties as a result of the Transaction; the effects of the Transaction on Vireo, Cannabist and the interests of their respective stakeholders; risks and uncertainties associated with the Transaction, some of which are beyond either party’s control; the nature, cost, impact and outcome of pending and future litigation, other legal or regulatory proceedings, or governmental investigations and actions; risks related to the timing and content of adult-use legislation in markets where Vireo or Cannabist currently operates; current and future market conditions, including the market price of the subordinate voting shares of Vireo and Cannabist; risks related to epidemics and pandemics; federal, state, local, and foreign government laws, rules, and regulations, including federal and state laws and regulations in the United States relating to cannabis operations in the United States and any changes to such laws or regulations; operational, regulatory and other risks; execution of business strategy; management of growth; difficulties inherent in forecasting future events; conflicts of interest; risks inherent in an agricultural business; risks inherent in a manufacturing business; liquidity and the ability of Vireo or Cannabist to raise additional financing to continue as a going concern; Vireo’s ability to meet the demand for flower in its various markets; Vireo’s ability to dispose of its assets held for sale at an acceptable price or at all; Cannabist’s ability to complete the CCAA Proceedings and Chapter 15 Proceedings; and risk factors set out in Vireo’s Form 10-K for the year ended December 31, 2025, and Cannabist’s Form 10-K for the year ended December 31, 2025, each of which is available on EDGAR with the U.S. Securities and Exchange Commission and filed with the Canadian securities regulators and available under Vireo’s and Cannabist’s profiles on SEDAR+ at www.sedarplus.com.

The statements in this press release are made as of the date of this release. Except as required by law, neither Vireo nor Cannabist undertakes any obligation to update any forward-looking statements or forward-looking information to reflect events or circumstances after the date of such statements.

For Cannabist, additional information is available at https://cfcanada.fticonsulting.com/tcc/

For Vireo, contact:

Lynn Ricci

Director Investor Relations & Corporate Communications

investor@vireogrowth.com

(612) 314-8995